UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2022

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.
Third Amended and Restated Credit Agreement
On July 8, 2022, Malibu Boats, LLC as the borrower (the “Borrower”), a wholly owned indirect subsidiary of the Malibu Boats, Inc., a Delaware corporation (the “Company”), entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) to its existing second amended and restated credit agreement dated as of June 28, 2017 (the “Existing Credit Agreement”), by and among the Borrower, Malibu Boats Holdings, LLC, parent of the Borrower and a wholly owned subsidiary of the Company (the “LLC”), and certain subsidiaries of the Borrower parties thereto, as guarantors (together with Borrower and LLC, collectively, the “Loan Parties”), the lenders parties thereto, and Truist Bank, as administrative agent (the “Administrative Agent”), swingline lender and issuing bank. The Credit Agreement provides the Borrower a revolving credit facility in an aggregate principal amount of up to $350.0 million (of which $121.7 million was drawn on July 8, 2022 to refinance the loans under the Existing Credit Agreement as well as to pay certain fees and expenses related to entering into the Credit Agreement) with a maturity date of July 8, 2027. The Borrower has the option to request that lenders increase the amount available under the revolving credit facility by, or obtain incremental term loans of, up to $200.0 million, subject to the terms of the Credit Agreement and only if existing or new lenders choose to provide additional term or revolving commitments.
Borrowings under the Credit Agreement bear interest at a rate equal to either, at the Borrower’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.5%, or one-month Term SOFR plus 1% (the “Base Rate”) or (ii) SOFR, in each case plus an applicable margin ranging from 1.25% to 2.00% with respect to SOFR borrowings and 0.25% to 1.00% with respect to Base Rate borrowings. The applicable margin will be based upon the consolidated leverage ratio of the LLC and its subsidiaries. The Borrower will also be required to pay a commitment fee for the unused portion of the revolving credit facility, which will range from 0.15% to 0.30% per annum, depending on the LLC’s and its subsidiaries’ consolidated leverage ratio. The Company was not a party to the Existing Credit Agreement and is not a party to the Credit Agreement. As with the Existing Credit Agreement, the obligations of the Borrower under the Credit Agreement are guaranteed by its parent, the LLC, and, subject to certain exceptions, the present and future domestic subsidiaries of the Borrower, and all such obligations are secured by substantially all of the assets of the LLC, the Borrower and such subsidiary guarantors pursuant to the Third Amended and Restated Security Agreement, by and among the Borrower, the LLC, the subsidiary guarantors, and Truist Bank, as administrative agent, dated as of July 8, 2022, and other collateral documents.
The Credit Agreement contains certain customary representations and warranties, and notice requirements for the occurrence of specific events such as the occurrence of any event of default or pending or threatened litigation. The Credit Agreement also requires compliance with certain customary financial covenants consisting of a minimum ratio of EBITDA to interest expense and a maximum ratio of total debt to EBITDA. The Credit Agreement contains certain customary restrictive covenants regarding indebtedness, liens, fundamental changes, investments, restricted payments, disposition of assets, transactions with affiliates, negative pledges, hedging transactions, certain prepayments of indebtedness, accounting changes and governmental regulation.
The Credit Agreement also contains customary events of default. Events of default under the Credit Agreement include (subject to grace periods in certain instances): (i) the failure by any Loan Party to timely make payments due under the Credit Agreement; (ii) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (iii) failure by any Loan Party to comply with the covenants under the Credit Agreement and other related agreements; (iv) certain defaults under a specified amount of other indebtedness of Loan Parties; (v) insolvency or bankruptcy-related events with respect to the Loan Parties; (vi) certain undischarged, non-appealable judgments against Loan Parties; (vii) certain ERISA-related events reasonably expected to result in liability above a specified threshold to Loan Parties taken as a whole; (viii) any loan documents or a material part of the liens under the loan documents ceasing to be, or being asserted by any Loan Party not to be, in full force and effect; (ix) any obligations under the loan documents ceasing to constitute senior indebtedness; and (x) the occurrence of a change of control. If an event of default has occurred and continues beyond any applicable cure period, the Administrative Agent may (i) accelerate all outstanding obligations under the Credit Agreement or (ii) terminate the commitments, amongst other remedies. Additionally, the lenders are not obligated to fund any new borrowing under the Credit Agreement while an event of default is continuing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are being furnished as part of this report:

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated July 8, 2022, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other guarantors party thereto, the lenders party thereto, and Truist Bank, as administrative agent, as issuing bank and as swingline lender

10.2	Third Amended and Restated Security Agreement, dated July 8, 2022, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other debtors party thereto, and Truist Bank, as administrative agent
Exhibit 104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: July 12, 2022	/s/ Jack Springer
Jack Springer
Chief Executive Officer